Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of SM Energy Company of information contained in our audit report, as of December 31, 2016, setting forth estimates of revenues from SM Energy Company’s oil, gas and NGL reserves.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F1580
Houston, Texas August 4, 2017